GAIN Capital Announces Monthly Metrics for May 2017

BEDMINSTER, N.J., June 9, 2017/PRNewswire/ -- GAIN Capital Holdings, Inc. (NYSE: GCAP) (“GAIN” or “the Company”) today reported certain operating metrics for the month of May 2017.

	May-17	Apr-17	May-16	Sequential Change	Year-over-year change
Retail Segment
OTC Trading Volume (1)	$219.5	$185.0	$223.4	18.6%	(1.7)%
OTC Average Daily Volume	$9.5	$9.3	$10.2	2.2%	(6.9)%
Active OTC Accounts (2)(3)	135,070	135,918	135,133	(0.6)%	—%

Institutional Segment
ECN Volume (1)	$247.2	$230.5	$151.5	7.2%	63.2%
ECN Average Daily Volume	$10.7	$11.5	$6.9	(7.0)%	55.1%
Swap Dealer Volume (1)	$59.4	$50.1	$63.2	18.6%	(6.0)%
Swap Dealer Average Daily Volume	$2.6	$2.5	$2.9	4.0%	(10.3)%

Futures Segment
Number of Futures Contracts	528,199	544,369	729,614	(3.0)%	(27.6)%
Futures Average Daily Contracts	24,009	28,651	34,744	(16.2)%	(30.9)%
Active Futures Accounts (2)	7,997	8,075	8,879	(1.0)%	(9.9)%

_________________________________________
All volume figures reported in billions.
1 US dollar equivalent of notional amounts traded.
2 Accounts that executed a transaction during the last 12 months.
3 GAIN has updated its historical active account disclosures to reflect a change in accounting for certain accounts.

Historical metrics and financial information can be found on the Company's investor relations website at http://ir.gaincapital.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of GAIN's financial performance. GAIN undertakes no obligation to publicly update or review previously reported operating data.

About GAIN

GAIN Capital Holdings, Inc. provides innovative trading technology and execution services to retail and institutional investors worldwide, with multiple access points to OTC markets and global exchanges across a wide range of asset classes, including foreign exchange, commodities, and global equities.  GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com.

Investor Relations Contact
Lauren Tarola, Edelman for GAIN Capital
+1 908.731.0737
ir@gaincapital.com

Media Contact
Chris Mittendorf, Edelman for GAIN Capital
+1 212.704.8134
pr@gaincapital.com